                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE LUBRIZOL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     XXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

   [LUBRIZOL LOGO]

THE LUBRIZOL CORPORATION
29400 LAKELAND BOULEVARD
WICKLIFFE, OHIO 44092-2298

                                                                  March 13, 1996

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders on Monday, April 22, 1996, at 10:00 a.m., at the Clarion Hotel & Conference Center, 35000 Curtis Boulevard, Eastlake, Ohio.

     The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, officers will report on current operations and plans. A question and answer period will follow.

     At the 1995 meeting, approximately 86 percent of the Common Shares outstanding were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the April 22 meeting.

                                           Cordially,

/s/ L.E. Coleman

Chairman of the Board

                                           /s/ W.G. Bares

                                           President and Chief Executive Officer

                            THE LUBRIZOL CORPORATION
                            29400 LAKELAND BOULEVARD
                             WICKLIFFE, OHIO 44092

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 1996 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at the Clarion Hotel & Conference Center, 35000 Curtis Boulevard, Eastlake, Ohio, on Monday, April 22, 1996, at 10:00 a.m., for the following purposes:

     1. To elect four directors for three-year terms and two directors for two-year terms;

     2. To consider and act upon a proposal to amend The Lubrizol Corporation 1991 Stock Incentive Plan;

     3. To confirm the appointment of Deloitte & Touche LLP as independent auditors;

     4. To transact such other business as properly may come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 1, 1996, are entitled to notice of and to vote at the meeting. A shareholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                                                      K. H. HOPPING
                                                        Secretary

Wickliffe, Ohio
March 13, 1996

                            RETURN OF PROXIES REQUESTED

              TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
                SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY,
                    FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                            THE LUBRIZOL CORPORATION
                            29400 LAKELAND BOULEVARD
                             WICKLIFFE, OHIO 44092

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of the Corporation and will be voted in accordance with the instructions given in the proxy if it is returned duly executed and is not revoked. A shareholder may revoke a proxy at any time before it is voted by giving notice to the Corporation in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

     This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 13, 1996. The record date for determination of shareholders entitled to vote at the meeting was the close of business on March 1, 1996. On that date, the outstanding voting securities of the Corporation were 62,790,094 Common Shares without par value ("Common Shares"). Each Common Share is entitled to one vote.

     So far as the Corporation is aware, no matters will be presented to the meeting for action on the part of the shareholders other than those stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be deemed to be present at the meeting for purposes of determining a quorum and will be counted as voting (but not for or against) with regard to the issue to which the abstention relates. Any "broker nonvote" also will be deemed to be present for quorum purposes but will not be counted as voting with regard to the issue to which it relates.

     The Corporation has adopted a policy to the effect that all proxies, ballots and voting tabulations identifying how a particular shareholder has voted on any issue will be kept confidential and will not be disclosed to the Corporation, unless such disclosure is mandated by law or is requested by that particular shareholder, or except with respect to any contested election for the Board of Directors. Accordingly, shareholders are requested to return proxies to KeyCorp Shareholder Services, Inc., which serves as the independent tabulator and inspector of elections and reports the voting results to the Corporation.

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Morrow & Co., Inc. has been retained by the Corporation to assist in the solicitation of proxies at an anticipated cost of approximately $7,000. In addition, officers and employees of the Corporation, without being additionally compensated, may make additional requests by letter, telephone or in person for the return of proxies.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Corporation is presently fixed at thirteen, divided into three classes: two having four members and one having five members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

     For election as directors at the Annual Meeting of Shareholders to be held on April 22, 1996, the Organization and Compensation Committee has recommended, and the Board of Directors has approved, the nomination of William G. Bares, Peggy Gordon Elliott, Gordon D. Harnett, Victoria F. Haynes, David H. Hoag and Thomas C. MacAvoy, all of whom are currently directors. Messrs. Bares and Hoag, and Drs. Elliott and MacAvoy, are nominated to serve for three-year terms expiring in 1999. Mr. Harnett and Dr. Haynes, who were appointed as directors during 1995, are members of the class of directors with a term expiring in 1998 and are nominated to serve for two-year terms. It is anticipated that Richard A. Miller, Karl E. Ware and Renold D. Thompson will retire as directors effective at the 1996 Annual Meeting of Shareholders, in accordance with the Corporation's retirement policy for directors, and that the number of directors will then be fixed at ten.

     If any of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Organization and Compensation Committee, or will be voted in favor of holding a vacancy to be filled by the directors. The Corporation has no reason to believe that any nominee will be unavailable. The nominees receiving the greatest number of votes shall be elected to the director positions to be filled.

     The following information is provided regarding each nominee for election as a director and each of the other directors who will continue in office after the meeting:

                             NOMINEES FOR ELECTION
                    W. G. BARES, age 54, is President and Chief Executive Officer of The Lubrizol Corporation. Mr. Bares joined Lubrizol as a development engineer in 1963 and was appointed Director of the Pilot Plant in 1972. He was elected Vice President in 1978, Executive Vice President in 1980, President in 1982 and Chief Operating Officer in 1987 and became Chief Executive Officer on January 1, 1996. He was elected a Director of the Corporation in 1981. A 1963 graduate of Purdue University with a B.S. degree in chemical
[PHOTO] engineering, he earned an M.B.A. from Case Western Reserve University in 1969. He is a member of the American Institute of Chemical Engineers and past chairman of its Cleveland section, and is a Trustee for Case Western Reserve University. In addition, he is a Director of Oglebay Norton Company, KeyCorp, Bearings, Inc. and an Executive Board Member of the Greater Western Reserve Council of the Boy Scouts of America.

                    PEGGY GORDON ELLIOTT, age 58, is President of The University of Akron. Prior to joining Akron in 1992, Dr. Elliott was Chancellor and Chief Executive Officer of Indiana University Northwest. She became a Lubrizol Director in 1993. Dr. Elliott was the first chair of the Coalition for Urban Higher Education, a national organization formed in 1990 by seven national higher education groups. Also on a national level, Dr. Elliott is the current Treasurer of the American Association of State Colleges and Universities, is a member of the Board of Directors of the American Council on Education, serves on the National Governmental Affairs
[PHOTO] Commission of the American Council on Education (ACE), is a former ACE Fellow in Academic Administration, and is past national president of the Association of Teacher Educators. On the state level, Dr. Elliott chairs the Ohio Board of Regents Committee on Secondary/Higher Education Articulation, serves on the Boards of the Ohio Aerospace Institute, Ohio Supercomputer Center, the Science and Ohio Technology Leadership Council, Technology Leadership Council of Cleveland Tomorrow and Northeastern Ohio Universities College of Medicine. She received a degree in English from Transylvania College in 1959, a masters in English and secondary education from Northwestern University in 1964, and a doctorate in secondary education from Indiana University in 1975.

                    GORDON D. HARNETT, age 53, is Chairman, President and Chief Executive Officer of Brush Wellman Inc., the world's largest producer of beryllium and beryllium-containing engineered products. Prior to joining Brush Wellman in 1991, Mr. Harnett had been Senior Vice President of The BFGoodrich Company. From 1977 to 1988, he had held a series of senior executive positions with Tremco Inc., a wholly owned subsidiary of BFGoodrich, including President and Chief
[PHOTO] Executive Officer from 1982 to 1988. From 1969 through 1976, Mr. Harnett worked for McKinsey & Co., including a two-year assignment in Tokyo. Mr. Harnett became a Lubrizol Director in 1995. Mr. Harnett graduated from Miami University in 1964 with a B.S. in business administration. He received an M.B.A. from Harvard University in 1969. Mr. Harnett is a Director of National City Bank and Essef Corporation. In addition, he is a Trustee of Hathaway Brown, Cleveland Tomorrow, University Circle Inc. and the Achievement Center for Children and is Chairman of Cleveland Development Advisors, Inc.

                    VICTORIA F. HAYNES, age 48, is Vice President-Research and Development and Chief Technical Officer of The BFGoodrich
[PHOTO]             Company, a specialty chemicals and aerospace company. Dr.
                    Haynes has been associated with BFGoodrich since 1992 where she is responsible for corporate technology strategy development and state of technology for the company. Prior to joining BFGoodrich, Dr. Haynes held various technical positions at Monsanto Company, including director of technology for the Plastics Division from 1987-1992. Dr. Haynes became a Lubrizol Director in 1995. Dr. Haynes graduated from the University of California at Berkeley in 1969 with a B.S. in chemistry. She received an M.A. in college teaching in 1971 and a Ph.D. in physical/organic chemistry in 1975 from Boston University and followed with a post doctoral associate assignment at Purdue University for two years. Dr. Haynes is a member of the Cleveland Association of Research Directors Board, the Edison Polymer Innovation Corporation Board, the National Resource Council's Board on Chemical Services and Technology, the NIST Advisory Panel in Materials, the NSF Science Center Advisory Board for Virginia Polytechnic Institute and the NSF Science Center Advisory Board for Georgia Tech University.

                    DAVID H. HOAG, age 56, is Chairman, President and Chief Executive Officer of The LTV Corporation and Chief Executive
[PHOTO] Officer of LTV Steel Company. The LTV Corporation is a metals company engaged in the production of flat rolled carbon steel. Mr. Hoag was appointed to the position of Chairman in June 1991 after having been elected President and Chief Executive Officer in January of that year. Mr. Hoag became Executive Vice President of The LTV Corporation in July 1986 and was concurrently named a member of LTV's Board of Directors. He became President and Chief Executive Officer of LTV Steel Company in January 1985 and continues to serve as Chief Executive Officer of LTV Steel Company. He was previously President and Chief Executive Officer of LTV's Jones & Laughlin Steel subsidiary before its operations were combined with those of Republic Steel Corporation in June 1984 to form LTV Steel. From June 1982 to April 1983, he was Executive Vice President of J&L. Mr. Hoag became a Lubrizol Director in 1989. He is a native of Pittsburgh and attended Allegheny College in Meadville, Pennsylvania, receiving a degree in economics in 1960. He is a Director of The Chubb Corporation, Chairman of Cleveland Tomorrow, Chairman of the Board of Trustees of Allegheny College and a Director of the American Iron & Steel Institute.

                    THOMAS C. MACAVOY, age 67, is Professor of Business
[PHOTO] Administration, Darden School, University of Virginia. He is a retired Vice Chairman of Corning, Inc., a diversified glass and glass products and diagnostic services company. He has been a Lubrizol Director since 1983. He joined Corning Glass Works in 1957 and was elected President in 1971. He served as President until April 1983 and retired in 1987. He is a Director of The Quaker Oats Company and The Chubb Corporation. Dr. MacAvoy is Past President of the Boy Scouts of America.

        DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING
                    EDWARD F. BELL, age 66, retired in January 1993 as President
[PHOTO] and Chief Executive Officer of Ameritech Ohio. He served in the U.S. Army Signal Corps during the Korean War and started his telecommunications career in 1953 as a lineman for Illinois Bell. He subsequently served in several assignments in the engineering department of this company before transferring to American Telephone and Telegraph Company in New York City in 1962. He returned to Illinois Bell in 1964 and once again served in several posts, the last being Assistant Vice President-Corporate Planning. He joined Ohio Bell in 1976 as Vice President-Engineering and Corporate Planning and was elected President effective April 1, 1983. He became a Lubrizol Director in 1990. A native of Chicago, Mr. Bell graduated in 1951 from the University of Illinois with a B.S. degree in electrical engineering and received an M.B.A. from Northwestern University in 1960. He is a Trustee of the Cleveland State University Foundation, Catholic Charities Foundation, the Cleveland Clinic, Health Trustee Institute and United Way Services of Cleveland. Mr. Bell's term as a Lubrizol Director expires in 1997.

                    L. E. COLEMAN, age 65, is Chairman of the Board of The Lubrizol Corporation. He was elected a Director of the
[PHOTO] Corporation in 1974. Dr. Coleman joined Lubrizol in 1955 as a research chemist. He has held various positions within the Corporation and became President in 1976, Chief Executive Officer in 1978 (until December 31, 1995) and was elected Chairman of the Board in 1982. A 1952 graduate of the University of Akron with a B.S. degree in chemistry, he earned an M.S. degree in 1953 and a Ph.D. degree in 1955, both in chemistry, from the University of Illinois. Dr. Coleman is a Director of Norfolk Southern Corporation and Harris Corporation. In addition, Dr. Coleman is on the Advisory Council, College of Science, University of Notre Dame and The University of Akron Sciences Advisory Council for the Buchtel College of Arts and Sciences. He also currently serves on the Executive Board of the Greater Western Reserve Council as immediate past president and on the National Executive Board of the Boy Scouts of America. Dr. Coleman is also a member of the Geauga Park District Foundation and The University of Akron Foundation. Dr. Coleman's term as a Lubrizol Director expires in 1997.

                    WILLIAM P. MADAR, age 56, has been President and Chief Executive Officer of Nordson Corporation since 1986. Nordson
[PHOTO] Corporation manufactures and worldwide markets industrial equipment, along with the software and application technologies that enhance its use. A 1961 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A. from Stanford University in 1965. Mr. Madar became a Lubrizol Director in 1992. He is a Director of Nordson Corporation, National City Bank and Brush Wellman Inc. Mr. Madar is Chairman of the Board of Trustees of the Northeast Ohio Council on Higher Education, and he is a Trustee of the Greater Cleveland Growth Association, Cleveland Tomorrow, Cleveland Museum of Art, the Cleveland Clinic Foundation, the Playhouse Square Foundation and Hawken School. In addition, Mr. Madar is on the Advisory Council of the Graduate School of Business of Stanford University. Mr. Madar's term as a Lubrizol Director expires in 1998.

                    RONALD A. MITSCH, age 61, is Vice Chairman and Executive Vice President-Industrial and Consumer Sector of 3M, a manufacturer of products for industrial, commercial, health
[PHOTO] care and consumer markets. He began his career with 3M in 1960 as a Senior Research Chemist. He served various assignments in research and in 1979 was named Managing Director, 3M Netherlands. He returned to the United States in 1981 as Research and Development Vice President, Life Sciences Sector. He was named Group Vice President, Traffic and Personal Safety Products in 1985, Senior Vice President, Research and Development in 1990, Executive Vice President in 1991 and Vice Chairman in 1995. Dr. Mitsch graduated from Hamline University in 1956 with a B.S. in chemistry. He received an M.S. in organic chemistry in 1958 and a Ph.D in organic chemistry in 1960 from the University of Nebraska. Dr. Mitsch became a Lubrizol Director in 1991. He is a Director of 3M, a Director of the 3M Foundation, a Director of the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania and a Director of Shigematsu, Ltd., Tokyo, Japan. Dr. Mitsch's term as a Lubrizol Director expires in 1997.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Corporation's Board of Directors held eight meetings during 1995. The Board has, among others, a standing Audit Committee and a standing Organization and Compensation Committee. During 1995, each director attended at least 75% of the meetings of the Board and those committees on which the director served.

     The Audit Committee, currently composed of Renold D. Thompson, Chairman, Edward F. Bell, Peggy Gordon Elliott and David H. Hoag, held three meetings during 1995. The functions of the Audit Committee are to recommend the nomination of independent auditors for appointment by the Board, subject to confirmation by the shareholders; to review with the auditors the planned scope and results of their examination; to hold such conferences and reviews with the auditors as may be deemed desirable by either the Committee or the auditors; to report to the Board the results of such reviews and conferences; and to submit to the Board any recommendations the Committee may have.

     The Organization and Compensation Committee, currently composed of David H. Hoag, Chairman, Edward F. Bell, Peggy Gordon Elliott, Gordon D. Harnett, Victoria F. Haynes, Thomas C. MacAvoy, William P. Madar, Richard A. Miller, Ronald A. Mitsch, Renold D. Thompson and Karl E. Ware, held seven meetings during 1995. The functions of the Organization and Compensation Committee are to review, consider and nominate candidates for election to the Board of Directors; to review, consider and recommend candidates for election as officers of the Corporation; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other stock awards under the Corporation's stock plans and the type and size of such grants; to determine the size of the fund pools for the profit sharing plan, year-end variable compensation plan and the variable award plan; and to designate those employees who will receive awards under the Corporation's variable award plan and who will be participants in the Corporation's executive death benefit program. The Organization and Compensation Committee will consider shareholder recommendations with respect to the composition of the Board. Recommendations should be submitted in writing to the Secretary of the Corporation no later than the first day of January preceding an annual meeting.

     Directors (other than those who are employees of the Corporation) receive an annual retainer fee of $14,000. In addition, directors (other than employees) are paid an attendance fee of $700 for each meeting of the Board and each committee meeting held on days on which the Board meets ($850 if held on other days). The Corporation maintains a Deferred Compensation Plan for Directors under which a director may elect to defer all or any portion of the annual retainer fee and the attendance fees for any fiscal year. Any amounts so deferred by a director may be credited to a cash account or a share unit account in which each unit is equivalent to one Common Share. Amounts deferred into the cash account earn interest at the Federal Reserve 90-Day Composite Rate in effect from time to time and amounts deferred into the share unit account are credited with additional share units reflecting quarterly dividends declared on Common Shares. Amounts deferred are payable to the director either in cash or in Common Shares (if deferred into share units) after cessation as a director of the Corporation.

     Pursuant to the Corporation's 1991 Stock Incentive Plan, on the date of each Annual Meeting of Shareholders, each director who is not an employee of the Corporation automatically receives an option to purchase 2,000 Common Shares of the Corporation.

     The Corporation also maintains a Deferred Stock Compensation Plan for Outside Directors, under which each director who is not an employee of the Corporation automatically receives, on October 1 of each year, 500 units, each of which is equivalent to one Common Share. Additional share units are credited to such directors on account of quarterly dividends declared on Common Shares. Under the terms of the Plan, each share unit is converted into one Common Share distributable shortly after the director ceases to be a director of the Corporation. The director may elect to have the distribution made in up to ten annual installments, and the distribution may be accelerated if a director suffers financial hardship beyond the control of the director.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 31, 1996, information concerning the number of Common Shares beneficially owned by each director and each executive officer named in the compensation tables in this Proxy Statement and by all executive officers and directors of the Corporation as a group. Except as indicated below, no executive officer or director owns more than one percent of the outstanding Common Shares of the Corporation. All executive officers and directors as a group own approximately three percent of such Common Shares.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                 -------------------------------------------------------------------------------
            NAME OF                 DIRECT        EMPLOYEE     EXERCISABLE     DEFERRED SHARE
       BENEFICIAL OWNER          OWNERSHIP(2)     PLAN(3)      OPTIONS(4)         UNITS(5)            TOTAL
-------------------------------  ------------     --------     -----------     --------------     --------------
R. A. Andreas..................      13,017         2,258          60,271                                 75,546
W. G. Bares....................      99,184         8,871         246,730                                354,785
Edward F. Bell.................       1,700                         6,500           1,577                  9,777
L. E. Coleman..................     210,038        23,484         451,659                                685,181(6)
Peggy Gordon Elliott...........         100                         2,500           1,134                  3,734
Gordon D. Harnett..............         200                                           915                  1,115
Victoria F. Haynes.............         500                                                                  500
G. R. Hill.....................      35,335         1,996         107,646                                144,977
David H. Hoag..................       3,400                         6,500           1,577                 11,477
S. F. Kirk.....................       4,935         4,735          32,571                                 42,241
Thomas C. MacAvoy..............         800                         6,500           1,577                  8,877
William P. Madar...............       1,000                         4,500           2,151                  7,651
Richard A. Miller..............       2,041                         6,500           1,577                 10,118
Ronald A. Mitsch...............       1,000                         5,700           1,577                  8,277
Renold D. Thompson.............       2,000                         6,500           1,577                 10,077
Karl E. Ware...................       4,980                         6,500           1,577                 13,057
All Executive Officers and
  Directors as a Group.........     430,830        83,216       1,321,082          15,239              1,850,367

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Includes shares owned by or jointly with family members, including 1,500 of Mr. Bell's shares, 984 of Dr. Coleman's shares, 500 of Dr. Haynes' shares, 3,400 of Mr. Hoag's shares, 4,935 of Mr. Kirk's shares, 1,041 of Mr. Miller's shares, 4,380 of Mr. Ware's shares, and 30,195 of the shares held by the group, as to which the persons indicated have shared voting and investment power. Also includes 25,004 shares owned by a private foundation established by Dr. Coleman, as to which he has sole voting power but shared investment power.

(3) Represents shares held in the Profit Sharing and Savings Plan, as to which the persons indicated have sole voting power and limited investment power.

(4) Represents shares subject to stock options, granted under the Corporation's option plans, that are exercisable currently or within 60 days of January 31, 1996.

(5) Represents the indirect beneficial interests held by outside directors under the Deferred Stock Compensation Plan for Outside Directors and the Deferred Compensation Plan for Directors.

(6) After taking into account stock options exercisable currently or within 60 days of January 31, 1996, Dr. Coleman beneficially owns 1.1% of the Corporation's Common Shares.

     The following table sets forth, as of December 31, 1995, information concerning each person known by the Corporation to be the beneficial owner of more than 5% of its Common Shares.

                                  AMOUNT AND NATURE
       NAME AND ADDRESS             OF BENEFICIAL       PERCENT OF
     OF BENEFICIAL OWNER              OWNERSHIP           CLASS
------------------------------    -----------------     ----------
FMR Corp.                             5,805,600(1)         9.18%
82 Devonshire Street
Boston, Massachusetts 02109
Cooke & Bieler, Inc.                  4,143,350(2)         6.60%
1700 Market, Suite 3222
Philadelphia, PA 19103
INVESCO PLC                           3,200,500(3)         5.06%
11 Devonshire Square
London EC2M 4YR
England

---------------

(1) All information was obtained from a Schedule 13G filed February 14, 1996 by FMR Corp. and certain of its affiliates, one of which is an investment adviser registered under the Investment Advisers Act of 1940. Such reporting persons reported sole voting power as to 179,500 shares and sole investment power as to all 5,805,600 shares.

(2) All information was obtained from a Schedule 13G dated January 31, 1996 filed by Cooke & Bieler, Inc., which is an investment adviser registered under the Investment Advisers Act of 1940. Cooke & Bieler, Inc. reported sole voting power as to 3,449,850 shares and sole investment power as to 4,117,350 shares.

(3) All information was obtained from a Schedule 13G dated February 2, 1996 filed by INVESCO PLC and certain of its affiliates, one of which is an investment adviser registered under the Investment Advisers Act of 1940. Such reporting persons reported shared voting and investment power as to all 3,200,500 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the respective amounts of compensation of the Chief Executive Officer and the next four highest-paid executive officers of the Corporation for each of the years 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                     -----------------------------------------
                                                  ANNUAL COMPENSATION                         AWARDS
                                        ----------------------------------------     -------------------------       PAYOUTS
                                                                       OTHER                        SECURITIES     -----------
         NAME AND                                                      ANNUAL        RESTRICTED     UNDERLYING      LONG-TERM
    PRINCIPAL POSITION                                              COMPENSATION       STOCK         OPTIONS/       INCENTIVE
        DURING 1995           YEAR       SALARY       BONUS (1)         (2)            AWARDS       SARS(NO.)(3)   PAYOUTS (4)
--------------------------- --------    --------      ---------     ------------     ----------     ----------     -----------
L. E. Coleman
 Chairman of the Board and
 Chief Executive Officer...   1995      $693,532      $361,939        $ 23,434          0             100,726          N/A
                              1994       675,330       439,459           9,876          0              80,000          N/A
                              1993       652,713       253,310          11,589          0             146,570          N/A
W. G. Bares
 President and Chief
 Operating Officer.........   1995       489,719       244,100           8,487          0              56,229          N/A
                              1994       476,847       288,028           7,632          0              81,305          N/A
                              1993       461,052       166,207           5,758          0              49,046          N/A
G. R. Hill
 Senior Vice President.....   1995       299,090       140,574           4,944          0              20,000          N/A
                              1994       291,730       165,570           6,311          0              45,139          N/A
                              1993       282,702        95,695           1,550          0              18,000          N/A
R. A. Andreas
 Vice President and Chief
 Financial Officer.........   1995       216,965        72,525           7,420          0              14,179          N/A
                              1994       205,636        95,865           3,793          0              13,387          N/A
                              1993       199,612        54,951           2,373          0              11,181          N/A
S. F. Kirk
 Vice President............   1995       191,664        93,680           4,031          0              12,412          N/A
                              1994       173,116        82,141           4,012          0              10,488          N/A
                              1993       158,309        44,841           2,708          0               4,000          N/A


         NAME AND             ALL OTHER
    PRINCIPAL POSITION       COMPENSATION
        DURING 1995              (5)
---------------------------  ------------
L. E. Coleman
 Chairman of the Board and
 Chief Executive Officer...    $ 34,129
                                 38,663
                                 72,156
W. G. Bares
 President and Chief
 Operating Officer.........      24,365
                                 26,516
                                 42,998
G. R. Hill
 Senior Vice President.....      15,762
                                 18,162
                                 26,540
R. A. Andreas
 Vice President and Chief
 Financial Officer.........      11,589
                                 12,501
                                 25,157
S. F. Kirk
 Vice President............      10,530
                                 10,738
                                  7,000

---------------

(1) Reflects payments under variable compensation and variable award plans.

(2) Reflects "gross-up" payments to cover taxes related to the use of corporate aircraft and financial planning services. The aggregate amount of other compensation paid or distributed to the named executives in the form of personal benefits was minimal and did not exceed the amounts as to which disclosure would be required.

(3) Reflects the number of Common Shares of the Corporation covered by stock options granted during the year. No stock appreciation rights ("SARs"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

(4) The Corporation maintains plans under which stock options, stock appreciation rights and restricted stock may be awarded. However, the Corporation does not maintain a "long-term incentive plan," as that term is used in the applicable SEC rules, under which payments are measured by performance of the Corporation over longer than a one-year period.

(5) Amounts shown for 1995 reflect contributions made by the Corporation on behalf of the named executives under the Corporation's Profit Sharing and Savings Plan, including accruals to the related supplemental defined contribution plan. No amounts shown were received by any of the named executives.

STOCK OPTION PLANS

     The Corporation maintains a 1991 Stock Incentive Plan (the "1991 Plan") that permits the granting of incentive and nonstatutory stock options, as well as stock appreciation rights, restricted stock awards and awards of Common Shares. All employees of the Corporation and its subsidiaries are eligible to be selected to participate in the 1991 Plan. In addition, the 1991 Plan provides for the automatic annual grant of stock options to directors who are not employees of the Corporation or its subsidiaries. The 1991 Plan is proposed to be amended (See "Approval of Amendments to the 1991 Stock Incentive Plan").

     The Corporation also has options outstanding under a 1985 Employee Stock Option Plan. No additional stock options may be granted under this Plan, except that options may be granted to employees who pay some or all of the option price of previously granted options by surrendering Common Shares already owned by them up to the number of Common Shares so surrendered.

     The following tables set forth information regarding stock option transactions with respect to the named executive officers during 1995.

                           OPTION/SAR GRANTS IN 1995

                                            INDIVIDUAL GRANTS
                          ------------------------------------------------------
                                            % OF
                                            TOTAL
                           NUMBER OF      OPTIONS/                                   POTENTIAL REALIZABLE VALUE AT
                          SECURITIES        SARS                                     ASSUMED ANNUAL RATES OF STOCK
                          UNDERLYING       GRANTED                                   PRICE APPRECIATION FOR OPTION
                           OPTIONS/          TO         EXERCISE                               TERM (4)
                             SARS         EMPLOYEES      OR BASE      EXPIRATION     -----------------------------
         NAME             GRANTED (1)      IN 1995      PRICE (3)        DATE            0%               5%
----------------------    -----------     ---------     ---------     ----------     ----------     --------------
L. E. Coleman.........      100,000          18.93%     $35.1875        3/27/05          $0         $    2,212,923
                                726(2)        0.13%      34.1250        2/27/05           0                 15,581
W. G. Bares...........       46,000           8.70%      35.1875        3/27/05           0              1,017,945
                             10,229(2)        1.93%      34.1250        2/27/05           0                219,525
G. R. Hill............       20,000           3.78%      35.1875        3/27/05           0                442,585
R. A. Andreas.........       10,000           1.89%      35.1875        3/27/05           0                221,292
                              4,179(2)        0.79%      34.1250        2/27/05           0                 89,686
S. F. Kirk............       10,000           1.89%      35.1875        3/27/05           0                221,292
                              2,412(2)        0.45%      34.1250        2/27/05           0                 51,764
All Optionees.........      528,210         100.00%      35.1214            (5)           0             11,666,923
All Shareholders......          (6)            (6)           (6)            (6)           0          1,390,446,630(6)
Optionees' Gain as %                                                                                         0.84%
  of Shareholders'
  Gain................

         NAME                10%
----------------------  --------------
L. E. Coleman.........  $    5,607,981
                                39,485
W. G. Bares...........       2,579,671
                               556,319
G. R. Hill............       1,121,596
R. A. Andreas.........         560,798
                               227,281
S. F. Kirk............         560,798
                               131,180
All Optionees.........      29,566,273
All Shareholders......   3,523,664,757(6)
Optionees' Gain as %             0.84%
  of Shareholders'
  Gain................

---------------

(1) Options become exercisable pursuant to a multi-year vesting schedule as described under "Summary of 1991 Plan" below. As also described, "reload" options may be granted under specified circumstances.

(2) Represents "reload" option granted in an amount equal to the number of Common Shares surrendered in payment of the exercise price of another option.

(3) Represents the average of the high and low sales prices as reported on the New York Stock Exchange on the date of grant.

(4) The assumed rates of appreciation shown are prescribed in the applicable SEC rules for use in this table. Such rates are not intended to represent either past or future appreciation rates with respect to the Corporation's Common Shares. If such assumed annual appreciation rates were applied to the fair market value of the Corporation's Common Shares at December 29, 1995 ($27.38 per share), the last trading day of the Corporation's fiscal year, then at the end of a 10-year option term (the customary term for options granted under the 1991
    Plan), the market price of the Corporation's Common Shares would be $27.38 per share at a 0% appreciation rate, $44.60 per share at a 5% appreciation rate, and $71.02 per share at a 10% appreciation rate.

(5) Expiration dates range from June 24, 1995 through April 24, 2005.

(6) The amounts shown represent the hypothetical return to all holders of the Corporation's Common Shares assuming that all shareholders purchased their shares at a purchase price of $35.12, the average exercise price for all options granted during 1995, and that all shareholders hold the shares continuously for a ten-year period. The number of outstanding Common Shares on December 31, 1995 was 62,951,288.


                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                    AND DECEMBER 31, 1995 OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                                                          IN-THE-MONEY OPTIONS/SARS
                                                     UNEXERCISED OPTIONS/SARS AT         AT DECEMBER 31, 1995 (1)(2)
                    SHARES                              DECEMBER 31, 1995 (2)
                  ACQUIRED ON        VALUE         -------------------------------     -------------------------------
       NAME        EXERCISE       REALIZED (1)     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------------     ------------     ------------     --------------     ------------     --------------
L. E. Coleman.....       939        $  7,200          361,796           177,370          $241,211           --
W. G. Bares.......    18,800         291,386          196,116           109,144           336,115           --
G. R. Hill........         0               0           86,669            47,070           123,067           --
R. A. Andreas.....     6,600          82,293           48,182            23,669            76,271           --
S. F. Kirk........     6,000         115,500           22,743            18,657            61,421           --

---------------

(1) The "value realized" on options exercised was calculated by determining the difference between the fair market value of the underlying Common Shares at the exercise date and the exercise price of the option. The "value of unexercised in-the-money options/SARs at December 31, 1995" was calculated by determining the difference between the fair market value of the underlying Common Shares at December 29, 1995 ($27.38 per share), the last trading day of the Corporation's fiscal year, and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying Common Shares exceeds the exercise price of the option. All unexercisable options held by the named individuals were not in-the-money at December 31, 1995.

(2) Although the Corporation's option plans permit the granting of SARs, no SARs were outstanding at December 31, 1995.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION

     The Organization and Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the policies and approving the practices of the Corporation with respect to compensation of executive officers, including those named in the compensation tables in this Proxy Statement. The Committee is comprised of all of the eleven outside directors of the Corporation.

     In carrying out its responsibilities in 1995, the Committee considered the following:

          1. Advice from independent consultants concerning all aspects of the Corporation's compensation policies, including how its policies and practices compare to the known policies and practices of other companies;

          2. The Corporation's financial performance;

          3. The Corporation's commercial performance within the markets it serves;

          4. The Corporation's policies and practices for compensation of employees generally;

          5. The recommendations of the Corporation's management concerning compensation of key employees including executive officers; and

          6. The historical philosophy of the Corporation to reward according to
     (i) individual merit including the individual's commitment to the Corporation and (ii) the performance of the Corporation.

     The compensation for all domestic employees of the Corporation, including the executive officers named in the compensation tables in this Proxy Statement, consists of (i) base salary, paid biweekly, (ii) quarterly pay and (iii) a variable compensation component. Base salary of all employees is designed to be within a range that approximates the 50th percentile salary for individuals having similar responsibilities in the chemical and related industries. For executive officers, four separate surveys selected by the Committee's compensation consultant are utilized to determine base salary. Although these surveys are significantly broader than the published industry line-of-business indices used to compare total shareholder return as set forth below in this Proxy Statement, six peer chemical companies are included in both the salary surveys and the published industry indices. Quarterly pay is a fixed percentage of base salary, adjusted yearly to reflect length of service with the Corporation. The fixed percentage of base salary for quarterly pay is 9.1667 percent. This fixed percentage is multiplied by 1.02 after the first full year of service, and this multiplier is increased by .02 for each additional year of service. With quarterly pay, the Corporation's employees are generally paid between the median and 75th percentile for individuals with similar responsibilities in the compared companies. The variable compensation component is paid at year-end from funds authorized by the Committee using a percentage, as determined by the Committee, of the annual net income of the Corporation. The Committee historically has set this percentage at a level that is stable over time and set the percentage at 4.15 percent for 1995. Allocation of these funds is based upon an employee's proportionate share of the aggregate base salary of all domestic employees. The pay practices described above apply to all domestic employees.

     Executive officers and other key employees may receive additional cash compensation under a variable award plan. These awards are paid from additional funds authorized by the Committee again using a percentage of the annual net income of the Corporation as determined by the Committee. This percentage has historically been set at 2 percent of net income to maintain consistency over time and was set at 2 percent for 1995. Allocation of these funds by the Committee is based upon an executive's level of responsibility, recommendations by management and a subjective judgment by the Committee of the executive's contribution to the financial and commercial performance of the Corporation. Generally, an executive's potential variable award is higher the greater the responsibilities. The Committee does not use specific, objective measures of corporate performance to allocate variable awards to executive officers. During 1995, the Committee reviewed and adopted additional subjective performance measures to be used for variable compensation purposes during 1996 and beyond. The Committee administers the Corporation's executive compensation policy such that annual compensation (base salary, quarterly pay and variable awards) is comparable with other companies in the chemical and related industries. Management estimates that the Corporation's annual executive compensation for 1995 was between the 50th and 75th percentile when compared to annual executive compensation paid by companies in the referenced surveys.

     The Corporation encourages ownership and retention of Common Shares by all employees. Executive officers and other key employees may receive additional compensation in the form of stock options. The Committee sets the number of shares for annual grants midway between the 50th and 75th percentile of long-term incentive awards within industrial companies generally. Grants are set above the 50th percentile to reflect the Corporation's industry leadership, market share position and above average performance and to encourage executives to focus on long-term shareholder value. The specific number of stock options granted to an executive is determined by the Committee based upon the individual's level of responsibility, recommendations by management and a subjective judgment by the Committee of the executive's contribution to the financial and commercial performance of the Corporation. Outstanding awards held by the individual are not considered when making new grants. Since stock options are granted at the average market price for Common Shares on the date of grant and have value only if the market price of the underlying Common Shares increases, and since the exercisability of options vests over a three-year period after the grant date, the Committee believes stock options provide an appropriate long-term incentive for those receiving grants.

     With respect to Dr. Coleman, who was Chief Executive Officer of the Corporation during 1995, the Committee's intent was to set his base salary for 1995 within a range that was competitive with the salaries for chief executive officers of companies in the chemical and related industries. He received a 4.0 percent increase in his base salary effective August 1995. This increase in base salary occurred eighteen months after his last increase in February 1994, which is consistent with the Corporation's practice of reviewing base salary for senior managers and executives at intervals which vary between 12 and 24 months.

     The variable compensation component constituted 34% of Dr. Coleman's annual compensation in 1995. This component varies with the Corporation's net income. Dr. Coleman's variable compensation for 1995 was 18% below 1994, as a result of the Corporation's lower net income for 1995.

     In setting Dr. Coleman's total compensation, the Committee considered various aspects of corporate performance. Factors considered included profitability, market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. The Committee does not assign weights to these factors nor does it use a specific formula to calculate their impact. Rather, the Committee uses a combination of objective and subjective judgment with an emphasis on the impact on the Corporation's sustainability and competitiveness within its industry. As indicated above, a significant portion of Dr. Coleman's total compensation is impacted by the financial performance of the Corporation as measured by annual net income. In determining the number of stock options granted to Dr. Coleman in 1995, the Committee considered the conclusions from this objective and subjective evaluation, as well as his position within the Corporation and industry stock option grant comparisons.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility by public corporations of compensation paid to specified executive officers. After taking into account deferrals under the Corporation's Deferred Compensation Plan for Officers, all compensation paid in 1995 to the Corporation's executive officers, including the compensation element of shares received under the Corporation's stock option plans, qualified for deduction under Section 162(m).

          David H. Hoag, Chairman                   William P. Madar
          Edward F. Bell                            Richard A. Miller
          Peggy Gordon Elliott                      Ronald A. Mitsch
          Gordon D. Harnett                         Renold D. Thompson
          Victoria F. Haynes                        Karl E. Ware
          Thomas C. MacAvoy

PERFORMANCE COMPARISONS

     The following chart compares the cumulative total shareholder return of the Corporation for the five years ended December 31, 1995 to the cumulative total shareholder return of (a) the Standard & Poor's Industrial Index, and (b) the Dow Jones Chemical Index and the Standard & Poor's Specialty Chemical Index, which are two pre-established groups of companies believed by the Corporation to have a peer group relationship with the Corporation. In all cases shown, the chart assumes the investment of $100 on December 31, 1990 and the immediate reinvestment of all dividends.

      Measurement Period                              S&P INDUS-      D.J. CHEMI-       S&P SP.
    (Fiscal Year Covered)               LUBRIZOL        TRIAL             CAL          CHEMICAL
1990                                     100.0           100.0           100.0           100.0
1991                                     123.2           130.7           134.0           141.1
1992                                     122.1           138.3           146.2           149.4
1993                                     157.1           150.8           161.8           170.4
1994                                     160.2           156.5           176.3           148.7
1995                                     135.0           210.7           230.8           195.5

     The Corporation supplies performance chemicals for lubricants and fuels worldwide. No single peer index or peer company is totally comparable to the Corporation's business. The peer company indices used to compare total shareholder return include companies which supply specialty chemicals to diverse markets. Some of the Corporation's direct competitors are chemical divisions that represent small portions of integrated oil companies and are not included in the peer comparisons since information is not available to the Corporation to show those divisions separately from the parent.

                  EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS

     In addition to the stock option and variable compensation plans described elsewhere in this Proxy Statement and the group health, hospitalization and life insurance plans generally available to all employees, the Corporation also maintains the following plans for the benefit of employees and executive officers.

PENSION PLANS

     The Corporation maintains a qualified Pension Plan in which generally all domestic employees of the Corporation participate. The Corporation also maintains a basic supplemental defined benefit plan which provides highly paid employees with the portion of their retirement benefits not permitted to be paid from the Pension Plan due to limitations imposed by the Internal Revenue Code. In addition, the Corporation maintains a special officers' supplemental defined benefit plan which currently covers two officers and is described in footnote
(4) below. The following table sets forth the estimated annual retirement benefits payable at age 65 under the Pension Plan and the basic supplemental defined benefit plan in the specified final average pay and years of service classifications.

                                              CREDITED YEARS OF SERVICE
                      -------------------------------------------------------------------------
FINAL AVERAGE PAY     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-----------------     --------     --------     --------     --------     --------     --------
200$,000.......       $ 27,700     $ 41,550     $ 55,400     $ 69,260     $ 83,110     $ 83,110
400,000.......          56,700       85,050      113,400      141,760      170,110      170,110
600,000.......          85,700      128,550      171,400      214,260      257,110      257,110
800,000.......         114,700      172,050      229,400      286,760      344,110      344,110
1,000,000.....         143,700      215,550      287,400      359,260      431,110      431,110
1,200,000.....         172,700      259,050      345,400      431,760      518,110      518,110

---------------

(1) Benefits under the Pension Plan and the related basic supplemental plan generally are based upon a "final average pay" formula or a "career average pay" formula, whichever produces the higher benefit to a participant. The above table uses the "final average pay" formula since it generally produces the higher benefit at the compensation levels shown. The "final average pay" formula contains a 30-year limitation upon credited years of service. Benefits are computed on the basis of a 10-year certain and life annuity and are not subject to any deduction for Social Security or other offset amounts.

(2) Final average pay is an average of a participant's highest ten consecutive years of compensation covered by the Pension Plan and the related basic supplemental plan. Compensation covered by the Pension Plan and the basic supplemental plan consists of base salary, quarterly pay, overtime pay, shift premium differentials, vacation and holiday pay, paid variable compensation, long-term disability benefits, elective before-tax savings contributions, before-tax cafeteria plan contributions and (for purposes of supplemental plans) compensation deferrals. Covered compensation for the named executive officers is generally the same as that shown in the "annual compensation" columns for such individuals in the summary compensation table above.

(3) The estimated credited years of service for each of the named executive officers (after application of the 30-year service limitation) is as follows: Dr. Coleman, 30 years; Mr. Bares, 30 years; Mr. Kirk, 23 years; Mr. Andreas, 15 years; and Dr. Hill, 13 years.

(4) Benefits under the special officers' supplemental plan are based upon a "final average pay" formula under which final average pay is an average of a participant's highest three consecutive years of covered compensation during the last ten years. Compensation covered by this plan is the same as described in footnote

    (2) above. The plan contains a 30-year limitation upon credited years of service and benefits are computed on the basis of a 10-year certain and life annuity. Benefits under the plan are subject to reduction for Social Security and payments made under other specified benefit plans of the Corporation. After making all deductions required under the plan, the additional benefits payable under this plan at age 65 (assuming current final average pay) to Dr. Coleman and Mr. Bares, who are the current participants in this plan, are approximately $85,000 and $12,000, respectively.

PROFIT SHARING AND SAVINGS PLAN

     The Corporation maintains a qualified Profit Sharing and Savings Plan in which generally all domestic employees of the Corporation participate. Each year, the Board of Directors determines the portion, if any, of the Corporation's profits that will be contributed to the profit sharing portion of the Plan. Profit sharing contributions are allocated, pro rata, to participant accounts on the basis of compensation levels.

     Employees may elect to have their base salary reduced by up to 18% (16% for certain highly compensated employees) and to have such amount contributed to the savings portion of the Plan as a before-tax contribution. For employees with at least one year of service, the Corporation contributes an amount equal to 50% of an employee's before-tax contributions that are not in excess of 4% of the employee's base salary. This matching contribution by the Corporation is invested in Common Shares of the Corporation. Participating employees also may make contributions on an after-tax basis, subject to certain overall limitations upon an employee's total before-tax and after-tax contributions. Participants direct the investment of their contributions among a Common Share fund, an equity index fund, a balanced fund, a fixed income fund, an international equity fund, a small cap fund and a global equity fund. Participants vest in profit sharing and matching contributions made by the Corporation at a rate of 20% per year of service. Distribution of a participant's vested account balance generally occurs following retirement, death or other termination of employment.

DEFERRED COMPENSATION PLAN

     The Corporation maintains a deferred compensation plan for executive officers. The plan allows deferral of a pre-selected amount of total annual compensation for one or more designated future successive calendar years. Any amounts so deferred by an officer earn interest at the Federal Reserve 90-day Composite Rate in effect from time to time and are payable to the officer upon cessation of employment in a lump sum or periodic installments over a pre-selected period not exceeding ten years.

EXECUTIVE DEATH BENEFIT PROGRAM

     Certain executive officers are eligible to participate in an executive death benefit program which provides a benefit payable to the executive officer's designated beneficiary following the death of the executive officer during employment or after retirement from the Corporation. For currently employed participants, the death benefit is equal to 250% of the executive officer's 1996 base salary plus quarterly pay, reducing to 150% at age 70 and 100% at age 75.

EXECUTIVE AGREEMENTS

     The Corporation has entered into employment termination agreements (the "Termination Agreements") with certain senior executives, including Messrs. Coleman, Bares, Hill, Andreas and Kirk.

     Generally, each Termination Agreement provides that, in the event of a change in control of the Corporation, the executive will be employed by the Corporation at responsibility, salary and benefit levels substantially equal to those immediately preceding the change in control, for a period of up to three years (the "Employment Period"). If the executive's employment is terminated during the Employment Period for reasons other than his death, permanent disability, attainment of the normal retirement age or for cause, or if the executive terminates his employment in certain circumstances, the principal benefits provided to the executive are (a) a lump sum payment of an amount equal to the present value of salary and additional forms of cash compensation which the executive would have received during the remainder of the Employment Period and (b) continued employee benefits coverage for the remainder of the Employment Period. The Termination Agreements further provide that the executive is entitled to receive an amount which will be sufficient (on an after-tax basis) to pay any excise taxes that may be applicable to amounts deemed to be paid to the executive by reason of the change in control.

     Each executive has agreed, if he accepts any benefits under a Termination Agreement, not to enter into any activity which would be competitive with the business of the Corporation during a period of one year from the termination of his employment after a change in control. Assuming a change in control were to occur and all of the executive officers with whom the Corporation has entered into Termination Agreements were terminated as of January 1, 1996, the aggregate amount of the lump sum payments which the Corporation would be obligated to make pursuant to the Termination Agreements (including amounts with respect to excise taxes) would be approximately $19.4 million.

SEVERANCE COMPENSATION PLAN

     The Corporation also has in effect a severance compensation plan that provides for a severance payment to U.S. employees if within fifteen months after a change in control of the Corporation their employment is terminated for any reason other than death, permanent disability, voluntary retirement or for cause. Executives who receive payments pursuant to Termination Agreements will not receive duplicative severance payments under the severance compensation plan.

     If an employee with five or more years of service with the Corporation is terminated other than as permitted under the severance compensation plan, the benefit provided to such employee under such plan is a lump sum payment equal to the total cash compensation received by the employee in the preceding twelve-month period. Employees with less than five years but more than six months of service would receive a lesser amount proportionate to their length of service.

            APPROVAL OF AMENDMENTS TO THE 1991 STOCK INCENTIVE PLAN

     The 1991 Stock Incentive Plan was approved by the shareholders of the Corporation at the 1991 Annual Meeting of Shareholders and was amended by shareholders at the 1992 Annual Meeting of Shareholders. In January 1996, the Board of Directors approved and determined to submit to the shareholders for approval certain further amendments to the 1991 Plan (the "Amendments"), which are set forth as Exhibit A to this Proxy Statement and described below.

SUMMARY OF 1991 PLAN

     The 1991 Plan is administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors, which selects employees to be participants and determines the type and number of awards to be granted. The number of shares available for award under the 1991 Plan during any calendar year generally is 1% of the Corporation's outstanding Common Shares as of the first day of the year (which percentage represented 629,512 shares at January 1, 1996), plus any unused shares from previous years (1,453,448 shares at January 1, 1996). The option price for stock options granted to employees under the 1991 Plan is the fair market value of Common Shares on the date of grant and the term of each such option is fixed by the Committee, except that incentive stock options are not exercisable after ten years from the grant date. Options become exercisable to the extent of 50% of the subject shares after one year from the date of grant, 75% after two years from the date of grant, and 100% after three years from the date of grant. Each stock option is evidenced by an award agreement conforming to the provisions of the 1991 Plan, in such form as from time to time is approved by the Committee. Payment of the option price upon exercise of an option may be made in cash, Common Shares, or a combination, as set forth in the award agreement. The closing price on the New York Stock Exchange of Common Shares on March 1, 1996 was $29.38.

     Stock appreciation rights may be granted pursuant to the 1991 Plan either separately or in conjunction with other awards. Upon exercise of a stock appreciation right, the holder receives payment from the Corporation in an amount equal to the excess of the then fair market value of the Common Shares covered by the stock appreciation right over the option or grant price of the stock appreciation right. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it deems appropriate.

     Restricted stock awards may be granted pursuant to the 1991 Plan either separately or in conjunction with other awards. Common Shares covered by restricted stock awards may not be sold or otherwise transferred by the recipient until termination of the restrictions applicable to the award. However, during the restriction period, recipients have full voting rights and are entitled to dividends relating to such Common Shares. If an employee ceases to be employed before the end of the restriction period, all Common Shares subject to restriction will be forfeited to the Corporation, except the Committee is permitted to waive all or part of any remaining restrictions in the event of retirement, permanent disability, death, or in cases of special circumstances.

     Awards of Common Shares may be granted under the 1991 Plan either separately or in conjunction with other awards. The Committee has complete discretion as to the employees to whom stock awards are granted, the number of Common Shares awarded, and all terms and conditions of each award.

     Under the terms of the 1991 Plan, each director who is not an employee of the Corporation or its subsidiaries (an "Outside Director") automatically is granted an option to purchase 2,000 Common Shares on the date of each Annual Meeting of Shareholders. All such options are nonstatutory stock options with a ten-year term, and the option price per share is the fair market value of Common Shares on the date of grant. Payment of the option price upon exercise may be made in cash, Common Shares, or a combination, as set forth in the award agreement. Options become exercisable to the extent of 50% of the subject shares after one year from the date of grant, 75% after two years from the date of grant, and 100% after three years from the date of grant.

     If the option price of any option granted to an employee or Outside Director under the 1991 Plan is paid in whole or in part by surrendering Common Shares already owned by the optionee, there is automatically granted, when the Committee next otherwise grants options to employees generally, a "reload" option for the number of Common Shares surrendered. If such automatic grants would otherwise exceed the annual limitation under the 1991 Plan, then all such grants are reduced proportionately in order to comply with the limitation. Common Shares acquired upon the exercise of a reload option may not be sold or otherwise transferred while the holder is an employee or director of the Corporation, but may be used to pay the option price of other options granted under the 1991 Plan.

     All outstanding options become exercisable with respect to 100% of the subject shares upon the occurrence of a "change in control" (as defined in the 1991 Plan), except that no option may be exercised prior to six months from the date of grant. The Corporation may grant limited stock appreciation rights in connection with options granted under the 1991 Plan, with such limited stock appreciation rights being exercisable only after a change of control has occurred.

     For federal income tax purposes, under existing statutes, regulations and authorities, an optionee does not realize taxable income at the time of the grant of an incentive stock option, a nonstatutory stock option or a stock appreciation right. Upon the exercise of a nonstatutory stock option, the Corporation is entitled to a deduction and the optionee realizes ordinary income in the amount by which the fair market value of the subject Common Shares on the date of exercise exceeds the option price. Upon the exercise of a stock appreciation right, the Corporation is entitled to a deduction and the optionee realizes ordinary income in the amount of the cash or fair market value of the Common Shares received. On the subsequent sale of Common Shares received upon the exercise of a nonstatutory option or in payment of stock appreciation rights, the difference between the fair market value of the Common Shares on the date of receipt and the amount realized on the sale will be treated as capital gain or loss, which will be short or long term depending on the period for which the Common Shares are held prior to the sale. An optionee will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply) and generally does not realize taxable income until sale of the Common Shares received upon exercise of the option. If a sale does not take place until at least two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long term capital gain or loss. Under such circumstances, the Corporation will not be entitled to a deduction in connection with the grant or the exercise of the option. If a disposition occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the Common Shares on the date of exercise (or, in certain cases, the amount realized on sale, if less than the market value on the date of exercise) is taxable as ordinary income to the optionee and is deductible by the Corporation for federal income tax purposes.

     With respect to awards of Common Shares, a participant realizes ordinary income equal to the fair market value of the Common Shares received and the Corporation is entitled to a deduction in the same amount. With respect to restricted stock awards, a participant generally realizes ordinary income equal to the fair market value of the Common Shares received as of the first day that such shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The Corporation is entitled to a deduction at that time in the same amount.

PROPOSED AMENDMENTS

     Annual Limit on Individual Participant Awards

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility by public corporations of compensation paid to specified executive officers to $1 million annually to each executive. This deductibility limitation applies to stock options, stock appreciation rights and other awards that may be made under the 1991 Plan. The compensation element, as relates to options and stock appreciation rights, is the appreciation in value of the underlying shares between the grant date and the time of exercise, and as relates to share awards, is the fair market value of the shares at the time of award or end of restriction period. An exception from the deductibility limitation is provided for certain stock options and stock appreciation rights if the option or right is granted by a committee of "outside directors" and shareholders have approved certain aspects of the award, including a limit upon the number of shares covered by options or stock appreciation rights granted to any individual during a specified period. Restricted stock awards and awards of shares generally are not excepted from the $1 million deductibility limitation.

     Although options and stock appreciation rights are granted by a committee of "outside directors" and the 1991 Plan contains an overall limit upon the number of Common Shares available for award in each calendar year, it does not provide a limit upon the number of Common Shares that may be the subject of options or stock appreciation rights granted to any one participant. The Board of Directors believes it is in the Corporation's best interest to be able to fully deduct compensation paid to executive officers, and desires that awards of options and stock appreciation rights under the 1991 Plan qualify for the applicable exception from the $1 million deductibility limit. Accordingly, in order to preserve the deductibility rights of the Corporation in this regard, the Amendments would place a 400,000 limit on the number of Common Shares that could be the subject of such awards made to any one participant during a calendar year.

     Term of Reload Options

     The 1991 Plan provides that the Committee may fix the exercise period for options granted to employees, and provides a ten-year exercise period for options granted to Outside Directors. Under the 1991 Plan, reload options have terms and conditions identical to those applicable to other option grants. Since options granted under the 1991 Plan become exercisable over a three-year period following grant, reload options currently must have a term of at least three years to be fully exercisable. The Board of Directors believes that reload options should be immediately exercisable upon grant but should be exercisable only for the unexpired term of the underlying option which gives rise to the reload option. The Amendments would modify Sections 6(b) and (c), with respect to options granted to employees, and Sections 10(b) and (c), with respect to options granted to Outside Directors, to provide for the immediate vesting of reload options and to specifically limit the option period for reload options to the unexpired term of the underlying option giving rise to the reload option.

     Post-Death Exercisability

     The 1991 Plan provides for automatic full vesting of options held by Outside Directors at the time of cessation as a director and permits an Outside Director to exercise options for varying periods of time following his/her cessation as a director (36 months following retirement, 12 months following death and three months following cessation for reasons other than retirement or death). The 1991 Plan does not address the situation in which an Outside Director dies during an extended exercisability period following retirement or other cessation as a director. The Board of Directors believes that the lack of such provisions limits the ability of the estate of an Outside Director to fully exercise his/her options in the event of death. In addition, the current form of award agreement approved by the Committee and the practice with respect to employees is to provide for limited continuing exercisability of options if an employee dies during an extended exercisability period following cessation as an employee. Accordingly, consistent with the practice for employees, the Amendments add Section 10(c)(iv) to the 1991 Plan to provide for a one-year exercise period if an Outside Director dies during the three-year extension period following retirement, and a three-month exercise period if an Outside Director dies during the three-month extension period following cessation as a director for reasons other than retirement or death.

     If the Amendments are approved by shareholders, the Committee intends to modify the provisions of outstanding award agreements and the current form of award agreement for Outside Directors under the 1991 Plan so that all options would be exercisable on the basis permitted by the Amendments as described above. To the extent shareholder approval is deemed to be required to modify such award agreements, approval of the Amendments will also constitute approval to modify such award agreements.

     Conforming Housekeeping Matters

     The Amendments update Section 10 of the 1991 Plan to reflect the current number of Common Shares covered by stock options automatically granted annually to Outside Directors. The current annual 2,000 share grant is the result of applying the 1991 Plan's antidilution provisions to the 2-for-1 stock split effective August 31, 1992.

     The Amendments also conform the definition of "Award Agreement" contained in the 1991 Plan to the Corporation's current practices when furnishing awards to participants.

     The affirmative vote of the holders of the majority of the Common Shares represented at the meeting is necessary for approval of the Amendments.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            APPOINTMENT OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Corporation for the current year ending December 31, 1996. The Board of Directors recommends that shareholders confirm this appointment.

     During 1995, the Corporation engaged Deloitte & Touche LLP to render a variety of services to the Corporation, including the audit of the Corporation's financial statements. The Audit Committee has taken into consideration the fact that the auditors provide services in addition to the audit of the Corporation's financial statements and the possible effect of such services upon the auditor's independence.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to questions.

                       FILINGS UNDER SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Corporation with copies of all Section 16(a) reports they file. The Corporation is not aware of any beneficial owner of more than ten percent of its Common Shares.

     Based solely upon a review of the copies of the reports furnished to the Corporation during or with respect to 1995, and written representations from certain reporting persons, the Corporation believes that no officer or director failed to file on a timely basis during 1995 or during any prior year any report required by Section 16(a) of the Securities Exchange Act of 1934.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1997 Annual Meeting of Shareholders and who wishes to have the proposal included in the Corporation's proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation not later than November 13, 1996. To be eligible to have a proposal included in the Corporation's proxy statement and form of proxy, a shareholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the Corporation's Common Shares entitled to be voted at the 1997 Annual Meeting of Shareholders, and must have held such Common Shares for at least one year.

                                                        THE LUBRIZOL CORPORATION

                                                          K.H. HOPPING
                                                            Secretary

March 13, 1996

                                                                       EXHIBIT A

                PROPOSED AMENDMENTS TO THE LUBRIZOL CORPORATION
                           1991 STOCK INCENTIVE PLAN

     The Lubrizol Corporation Stock Incentive Plan (the "Plan") is amended in the following manner:

1. Change in Section 2(b). Section 2(b) of the Plan is amended to read as follows (deletions are lined through and additions are underlined):
     (b) "Award Agreement" means a written DOCUMENT[agreement] evidencing any Award granted hereunder, and signed by both the Company and DELIVERED TO the Participant or by both the Company and an Outside Director, AS THE CASE MAY BE.

2. Change in Section 4(a). Section 4(a) of the Plan is amended to read as follows (deletions are lined through and additions are underlined):

SECTION 4. SHARES SUBJECT TO THE PLAN.

     (a) Subject to adjustment as provided in the Plan, the total number of Shares available under the Plan in each calendar year shall be one percent (1%) of the total outstanding Shares as of the first day of any year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such previous years; [and] provided further, that a total of no more than two million (2,000,000) Shares shall be available for the grant of Incentive Stock Options Under the Plan; AND PROVIDED FURTHER, THAT NO MORE THAN FOUR HUNDRED THOUSAND (400,000) SHARES SHALL BE AVAILABLE FOR GRANT TO ANY PARTICIPANT DURING A CALENDAR YEAR. Settlement of an Award, whether by the issuance of Shares or the payment of cash, shall not be deemed to be the grant of an Award hereunder. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

3. Change in Section 6(b)and (c). Section 6(b) and (c) are amended to read as follows (additions are underlined):

     (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date; AND PROVIDED FURTHER, THAT NO RELOAD OPTION GRANTED TO A PARTICIPANT PURSUANT TO THE TERMS OF
SECTION 6(e) SHALL BE EXERCISABLE AFTER THE EXPIRATION OF THE TERM OF THE OPTION THAT GAVE RISE TO THE GRANT OF SUCH RELOAD OPTION.

     (c) EXERCISE OF OPTION. Options shall be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date, subject to any provisions respecting the exercisability of Options that may be contained in an Award Agreement; PROVIDED THAT A RELOAD OPTION GRANTED TO A

PARTICIPANT PURSUANT TO THE TERMS OF SECTION 6(e) SHALL BE EXERCISABLE TO THE EXTENT OF ONE HUNDRED PERCENT (100%) OF SUCH SHARES FROM THE GRANT DATE.

4. Change in Section 10. Section 10 is amended to read as follows (deletions are lined through and additions are underlined):

SECTION 10. OUTSIDE DIRECTORS' OPTIONS.

    [On the close of business on the date of the 1991 Shareholders' Meeting, each Outside Director shall automatically be granted an Option to purchase 1,000 Shares, and o]ON the close of business on the date of each subsequent Shareholders' Meeting, each Outside Director shall automatically be granted an Option to purchase 2,000[1,000] Shares. All such Options shall be Non-Statutory Stock Options and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as are contained in the applicable Award Agreement.

     (a) OPTION PRICE. The purchase price per Share shall be one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement in effect from time to time.

     (b) OPTION PERIOD. The term during which Options granted under this Section 10 shall be exercisable shall be ten (10) years from the Grant Date; PROVIDED THAT NO RELOAD OPTION GRANTED TO AN OUTSIDE DIRECTOR PURSUANT TO THE TERMS OF
SECTION 6(e) SHALL BE EXERCISABLE AFTER THE EXPIRATION OF THE TERM OF THE OPTION THAT GAVE RISE TO THE GRANT OF SUCH RELOAD OPTION.

     (c) EXERCISE OF OPTIONS. Subject to the provisions of this Section 10(c), Options shall be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date; PROVIDED THAT A RELOAD OPTION GRANTED TO AN OUTSIDE DIRECTOR PURSUANT TO THE TERMS OF SECTION 6(e) SHALL BE EXERCISABLE TO THE EXTENT OF ONE HUNDRED PERCENT (100%) OF SUCH SHARES FROM THE GRANT DATE. Options may be exercised by an Outside Director during the period that the Outside Director remains a member of the Board and under the circumstances described below:

          (I) If an Outside Director retires under a retirement plan or policy of the Company, then Options held by such Outside Director may be exercised for a period of thirty-six (36) months following retirement, to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise such Options at the date of retirement), provided that in no event shall an Option BE EXERCISABLE [more than] AFTER THE EXPIRATION OF THE OPTION PERIOD PROVIDED IN
SECTION 10(b)ten [(10) years after the Grant Date.]

          (ii) In the event of the death of an Outside Director WHILE SERVING AS A DIRECTOR, Options held by such Outside Director may be exercised for a period of twelve (12) months following the date of death, (A[i]) to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise the Option at the date of death), and (B[ii]) only by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Options shall pass by the Outside Director's will or the laws of descent and distribution, provided that in no event shall an Option be exercisable [more than] AFTER THE

EXPIRATION OF THE OPTION PERIOD PROVIDED IN SECTION 10(b)[ten (10) years after the Grant Date.]

          (III) If an Outside Director shall cease to be a director for any reason other than retirement under a retirement plan or policy of the Company or death, Options held by such Outside Director may be exercised for a period of three (3) months following such cessation, to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise such Options at the date of such cessation), provided that in no event shall an Option be exercisable [more than] AFTER THE EXPIRATION OF THE OPTION PERIOD PROVIDED IN SECTION 10(b)[ten (10) years after the Grant Date.]

          (IV) IN THE EVENT AN OUTSIDE DIRECTOR, AFTER CEASING TO BE A DIRECTOR, DIES DURING AND SUBJECT TO ONE OF THE PERIODS DESCRIBED IN SECTION 10(C)(I) OR
(III), WHILE POSSESSED OF UNEXERCISED OPTIONS, THE EXECUTOR OR ADMINISTRATOR OF THE OUTSIDE DIRECTOR'S ESTATE, OR THE PERSON ENTITLED BY WILL OR THE APPLICABLE LAWS OF DESCENT AND DISTRIBUTION, MAY EXERCISE SUCH OPTIONS HELD BY THE OUTSIDE DIRECTOR AT THE TIME OF THE OUTSIDE DIRECTOR'S DEATH DURING THE PERIOD THAT IS APPLICABLE, AS FOLLOWS:

               (A) IF SECTION 10(C)(I) WAS IN EFFECT, FOR ONE YEAR AFTER THE
                   OUTSIDE DIRECTOR'S DEATH;

               (B) IF SECTION 10(C)(III) WAS IN EFFECT, FOR THREE MONTHS AFTER
                   THE OUTSIDE DIRECTOR'S DEATH;

PROVIDED THAT, IN NO EVENT SHALL THE OPTION BE EXERCISABLE AFTER THE EXPIRATION OF THE OPTION PERIOD PROVIDED IN SECTION 10(B).

               THE LUBRIZOL CORPORATION 1991 STOCK INCENTIVE PLAN
                           (As Amended June 22, 1992)


SECTION 1. PURPOSE.

         The purposes of The Lubrizol Corporation 1991 Stock Incentive Plan are to encourage selected employees of The Lubrizol Corporation and its Subsidiaries and directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2. DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

                 (a) "Award" means any Option, Stock Appreciation Right,
                     Restricted Stock Award, or Stock Award granted pursuant to the provisions of the Plan.

                 (b) "Award Agreement" means a written agreement evidencing any
                     Award granted hereunder and signed by both the Company and the Participant or by both the Company and an Outside Director.

                 (c) "Board" means the Board of Directors of the Company.

                 (d) "Code" means the Internal Revenue Code of 1986, as
                     amended from time to time.

                 (e) "Committee" means a committee of not less than three (3)
                     Outside Directors of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or statute.

                 (f) "Company" means The Lubrizol Corporation.

                 (g) "Employee" means any employee of the Company or of any
                     Subsidiary.

                 (h) "Fair Market Value" means the average of the high and low price of a Share on the New York Stock Exchange on the Grant Date (in the case of a Grant), or any other relevant date.

                 (i) "Grant Date" means the date on which the Board approves the grant of an Option, Stock Appreciation Right, Restricted Stock Award, or Stock Award, and, with respect to an Option granted to an Outside Director pursuant to Section 10, the date of the Shareholders' Meeting on which such Option is granted.

                 (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422A of the Code or any successor provision thereto.

                 (k) "Non-Statutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                 (l) "Option" means an option to purchase Shares granted
                     hereunder.

                 (m) "Option Price" means the purchase price of each Share
                     under an Option.

                 (n) "Outside Director" means a member of the Board who is not an employee of the Company or of any Subsidiary.

                 (o) "Participant" means an Employee who is selected by the
                     Committee to receive an Award under the Plan.

                 (p) "Plan" means The Lubrizol Corporation 1991 Stock Incentive
                     Plan.

                 (q) "Restricted Stock Award" means an award of restricted
                     Shares under Section 8 hereof.

                 (r) "Restriction Period" means the period of time specified in an Award Agreement during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of Shares awarded under the Plan, (ii) subject to the terms of the applicable Award Agreement, the continued employment of the Participant, and (iii) such other conditions as may be set forth in the applicable Award Agreement.

                 (s) "Shareholders' Meeting" means the annual meeting of
                     shareholders of the Company in each year.

                 (t) "Shares" means common shares without par value of the
                     Company.

                 (u) "Stock Appreciation Right" means the right to receive a payment in cash or in Shares, or in any combination thereof, from the Company equal to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares.

                 (v) "Stock Award" means the grant of unrestricted Shares under the Plan.

                 (w) "Subsidiary" means a corporation which is at least 80%
                     owned, directly or indirectly, by the Company.

                 (x) "Voting Stock" means the then-outstanding securities
                     entitled to vote generally in the election of directors of the Company.

SECTION 3. ADMINISTRATION.

         The Plan shall be administered by the Committee. Members of the Committee shall be appointed by and serve at the pleasure of the Board, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Company. A vacancy on the Committee shall be filled by the appointment of a successor member by the Board. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to select Employees to be Participants for Awards and determine the type and number of Awards to be granted, to construe and interpret the Plan, any Award granted hereunder, and any Award Agreement entered into hereunder, and to establish, amend, and rescind rules and regulations for the administration of this Plan and shall have such additional authority as the Board may from time to time determine to be necessary or desirable. Notwithstanding the foregoing, the Committee shall not have discretion with respect to Options granted to Outside Directors pursuant to Section 10 such as to prevent any Award granted under this Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, as set forth in Rule 16b-3 thereunder or any successor rule or statute.

SECTION 4. SHARES SUBJECT TO THE PLAN.

         (a) Subject to adjustment as provided in the Plan, the total number of Shares available under the Plan in each calendar year shall be one percent (1%) of the total outstanding Shares as of the first day of any year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such previous years; and provided further, that a total of no more than two million (2,000,000) Shares shall be available for the grant of Incentive Stock Options Under the Plan. Settlement of an Award, whether by the issuance of Shares or the payment of cash, shall not be deemed to be the grant of an Award hereunder. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

                 (b) The number of Shares which remain available for grant
                     pursuant to this Plan, together with Shares subject to outstanding Awards, at the time of any change in the Company's capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations, or other changes in corporate structure, shall be appropriately and proportionately adjusted to reflect such change in capitalization.

SECTION 5. ELIGIBILITY.

         Any Employee shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS.

         Non-Statutory Stock Options and Incentive Stock Options may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

                 (a) OPTION PRICE. The purchase price per Share under an
                     Option shall be one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date of the Option. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement relating thereto.

                 (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date.

                 (c) EXERCISE OF OPTION. Options shall be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date, subject to any provisions respecting the exercisability of Options that may be contained in an Award Agreement.

                 (d) INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company, of any parent corporation, or Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section

                     422A of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.

                 (e) RELOAD. In the event that a Participant or an Outside
                     Director exercises an Option and pays some or all of the Option Price with Shares, such Participant or Outside Director shall be granted a reload Option to purchase the number of Shares equal to the number of Shares used as payment of the Option Price, such reload Option to be granted at the time and subject to the limitation described below. The Grant Date for the reload Option shall be the next date on which the Committee otherwise grants Options under this Plan to employees generally, whether or not during the same calendar year in which the original Option is exercised. Options granted to Participants pursuant to this Section 6(e) shall have terms and conditions as described in this Section 6 and Options granted to Outside Directors pursuant to this
                     Section 6(e) shall have terms and conditions as described in Section 10. Options granted pursuant to this Section 6(e) shall be of the same character (i.e., Non-Statutory Stock Options or Incentive Stock Options) as the Option that is exercised to give rise to the grant of the reload Option, provided that if an Incentive Stock Option cannot be granted under this Section 6(e) in compliance with
                     Section 422A of the Code, then a Non-Statutory Stock Option shall be granted in lieu thereof. Options shall be granted pursuant to this Section 6(e) only to the extent that the number of Shares covered by such Option grants does not, when added to the number of Shares covered by Awards previously granted during such calendar year, exceed the limitation set forth in Section 4(a). If such limitation would otherwise be exceeded by the operation of this Section 6(e), each Participant or Outside Director entitled to receive an Option under this Section 6(e) shall have the number of Shares subject to such Option reduced appropriately and proportionately (i.e., by the same percentage) so that the limitation set forth in
                     Section 4(a) will not be exceeded.

                     Shares received upon the exercise of an Option granted pursuant to this Section 6(e) may not be sold or otherwise transferred (i) by a Participant until such Participant ceases to be employed by the Company or a Subsidiary, or
                     (ii) by an Outside Director until such Outside Director ceases to be an Outside Director, provided, however, that a Participant or Outside Director may use such Shares as payment of the Option Price of Options granted under this Plan to the extent permitted by the applicable Award Agreement, in which case a number of the Shares (equal to the number of Shares used for such payment) purchased by the exercise of such Options also shall be subject to the same restrictions upon transferability. Certificates for such Shares with a transferability restriction shall bear a legend referencing such restriction.

SECTION 7. STOCK APPRECIATION RIGHTS.

         Stock Appreciation Rights may be granted hereunder to Participants either separately or in conjunction with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Non-Statutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Option shall be exercisable only to the extent the related Option is exercisable. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option. Similarly, upon exercise of a Stock Appreciation Right as to some or all of the Shares covered by a related Option, the related Option shall be canceled automatically to the extent of the Stock Appreciation Rights exercised, and such Shares shall not thereafter be eligible for grant under
Section 4(a). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. RESTRICTED STOCK AWARDS.

         (a) ISSUANCE. Restricted Stock Awards may be issued hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Each Award under this Section 8 shall be evidenced by an Award Agreement between the Participant and the Company which shall specify the vesting schedule, any rights of acceleration and such other terms and conditions as the Board shall determine, which need not be the same with respect to each Participant.


         (b) REGISTRATION. Shares issued under this Section 8 shall be evidenced by issuance of a stock certificate or certificates registered in the name of the Participant bearing the following legend and any other legend required by, or deemed appropriate under, any federal or state securities laws:

                        The sale or other transfer of the common shares
                   represented by this certificate is subject to certain restrictions set forth in the Award Agreement between_________(the registered owner) and The Lubrizol Corporation dated___________ under The Lubrizol Corporation 1991 Stock Incentive Plan. A copy of the Plan and Award Agreement may be obtained from the Secretary of The Lubrizol Corporation.

                     Unless otherwise provided in the Award Agreement between the Participant and the Company, such certificates shall be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company shall (i) cause the removal of the legend from the certificates for such Shares as to which a Participant is entitled in accordance with the Award Agreement between the Participant and the Company and (ii) release such Shares to the custody of the Participant.

                 (c) FORFEITURE. Except as otherwise determined by the
                     Committee at the Grant Date, upon termination of employment of the Participant for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant and retained by the Company; provided that in the event of a Participant's retirement, permanent disability, death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Shares. In such case, unrestricted Shares shall be issued to the Participant at such time as the Committee determines.

                 (d) RIGHTS AS SHAREHOLDERS. At all times during the Restriction
                     Period, Participants shall be entitled to full voting rights with respect to all Shares awarded under this
                     Section 8 and shall be entitled to dividends with respect to such Shares.

SECTION 9. STOCK AWARDS.

                 (a) Awards of Shares may be granted hereunder to Participants, either separately or in conjunction with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine (i) the Employees to whom such Awards shall be granted, (ii) the time or times at which such Awards shall be granted, (iii) the number of Shares to be granted pursuant to such Awards, and (iv) all other conditions of the Awards. The provisions of stock awards need not be the same with respect to each Participant.

SECTION 10. OUTSIDE DIRECTORS' OPTIONS.

         On the close of business on the date of the 1991 Shareholders' Meeting, each Outside Director shall automatically be granted an Option to purchase 1,000 Shares, and on the close of business on the date of each subsequent Shareholders' Meeting, each Outside Director shall automatically be granted an Option to purchase 1,000 Shares. All such Options shall be Non-Statutory Stock Options and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as are contained in the applicable Award Agreement.

                 (a) OPTION PRICE. The purchase price per Share shall be one hundred percent (100%) of the Fair Market Value of the Share on the Grant Date. Payment of the Option Price may be made in cash, Shares, or a combination of cash and Shares, as provided in the Award Agreement in effect from time to time.

                 (b) OPTION PERIOD. The term during which Options granted
                     under this Section 10 shall be exercisable shall be ten
                     (10) years from the Grant Date.

                (c) EXERCISE OF OPTIONS.  Subject to the provisions of this
                     Section 10(c), Options shall be exercisable to the extent of fifty percent (50%) of the Shares subject thereto after one year from the Grant Date, seventy-five percent (75%) of such Shares after two years from the Grant Date, and one hundred percent (100%) of such Shares after three years from the Grant Date. Options may be exercised by an Outside Director during the period that the Outside Director remains a member of the Board and under the circumstances described below.

                     If an Outside Director retires under a retirement plan or policy of the Company, then Options held by such Outside Director may be exercised for a period of thirty-six (36) months following retirement, to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise such Options at the date of retirement), provided that in no event shall an Option be exercisable more than ten (10) years after the Grant Date.

                     In the event of the death of an Outside Director, Options held by such Outside Director may be exercised for a period of twelve (12) months following the date of death,
                     (i) to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise the Option at the date of death), and (ii) only by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Options shall pass by the Outside Director's will or the laws of descent and distribution, provided that in no event shall an Option be exercisable more than ten (10) years after the Grant Date.

                     If an Outside Director shall cease to be a director for any reason other than retirement under a retirement plan or policy of the Company or death, Options held by such Outside Director may be exercised for a period of three
                     (3) months following such cessation, to the extent of 100% of the Shares covered by such Options (notwithstanding the extent to which the Outside Director otherwise would have been entitled to exercise such Options at the date of such cessation), provided that in no event shall an Option be exercisable more than ten (10) years after the Grant Date.

SECTION 11. CHANGE IN CONTROL.

         Notwithstanding the provisions of Sections 6(c) and 10(c), Options shall become exercisable with respect to 100% of the Shares upon the occurrence of any Change in Control (as hereafter defined) of the Company; except that no Options shall be exercised prior to the end of six months from the Grant Date.

         Notwithstanding the provisions of Section 8 and the applicable Award Agreement, any restricted Shares shall be 100% vested and without any restrictions upon the occurrence of any Change in Control of the Company.

         For all purposes of the Plan, a "Change in Control" shall have occurred if any of the following events shall occur:

                 (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                 (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

                 (c) There is a report filed on Schedule 13D or Schedule 14D-l
                     (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Stock;

                 (d) The Company files a report or proxy statement with the
                     Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
                     Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                 (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 11(e), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

         Notwithstanding the foregoing provisions of Section 11(c) or 11(d) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-l, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

SECTION 12. AMENDMENTS AND TERMINATION.

         The Board may, at any time, amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of an Outside Director or Participant under an Award theretofore granted, without the Outside Director's or Participant's consent, or that without the approval of the shareholders would:

                 (a) except as is provided in Sections 4(b) and 13(c) of the
                     Plan, increase the total number of Shares which may be issued under the Plan;

                 (b) change the class of employees eligible to participate in the Plan; or

                 (c) materially increase the benefits accruing to Participants under the Plan;

so long as such approval is required by law or regulation; provided that, as long as required by law or regulation, the provisions of Section 10 hereof may not be amended or altered more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                 The Committee may amend the terms of any Award heretofore granted (except, with respect to Options granted pursuant to Section 10 hereof, only to the extent not inconsistent with Rule 16b-3 under the Exchange Act or any successor rule or statute), prospectively or retroactively, but no such amendment shall impair the rights of any Participant or Outside Director without his consent.

SECTION 13. GENERAL PROVISIONS.

         (a) No Option, Stock Appreciation Right, or Restricted Stock Award shall be assignable or transferable by a Participant or an Outside Director otherwise than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised during the Participant's or Outside Director's lifetime only by the Participant or the Outside Director or, if permissible under applicable law, by the guardian or legal representative of the Participant or Outside Director.

         (b) The term of each Award shall be for such period of months or years from its Grant Date as may be determined by the Committee or as set forth in the Plan; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the Grant Date.

         (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that Shares are changed into or become exchangeable for a larger or smaller number of Shares, thereafter the number of Shares subject to outstanding Awards granted to Participants and to any Shares subject to Awards to be granted to Participants pursuant to this Plan shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such change in corporate structure; provided, however, that the number of Shares shall always be a whole number, and the purchase price per Share of any outstanding Options shall, in the case of an increase in the number of Shares, be proportionately reduced, and, in the case of a decrease in the number of Shares, shall be proportionately increased. The above adjustment shall also apply to any Shares subject to Options granted to Outside Directors pursuant to the provisions of
             Section 10.

         (d) No Employee shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         (e) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agree-
ment, and otherwise complied with the then applicable terms and conditions.

         (f) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and
             the Committee may cause a legend or legends to be put on   any
             such certificates to make appropriate reference to such restrictions.

         (g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, Participants shall not be required, under the Plan, to make any payment other than the rendering of services.

         (h) The Company shall be authorized to withhold from any payment under the Plan, whether such payment is in Shares or cash, all withholding taxes due in respect of such payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.


         (i) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (j) Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor shall the Plan confer upon any Participant any right to continued employment with the Company or any Subsidiary.

SECTION 14. EFFECTIVE DATE AND TERM OF PLAN.

         The Plan shall be effective as of April 22, 1991, and shall continue in effect until terminated by the Board.

                              THE LUBRIZOL CORPORATION

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    P
    R    The undersigned shareholder of The Lubrizol Corporation hereby
    O    appoints W. G. Bares, L. E. Coleman and K. H. Hopping, and each
    X    of them, as agents, with full power of substitution, to vote the
    Y shares of the undersigned at the 1996 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on April 22, 1996, and at any adjournments thereof, as indicated on the reverse side of this proxy card.

         Comments:
                  ----------------------------------------------------------

         -------------------------------------------------------------------

         -------------------------------------------------------------------

         (Comments will be collected by the Inspector of Elections and forwarded to Lubrizol management)

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO
CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES AND FOR ITEMS 2 AND 3. THE AGENTS NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS
YOU SIGN AND RETURN THIS PROXY CARD.
                                                             -------------
                                                              SEE REVERSE
                                                                  SIDE
                                                             -------------

--------------------------------------------------------------------------------
                                  DETACH CARD

/X/    PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

                     FOR               WITHHELD                                                        FOR       AGAINST     ABSTAIN
1. Election of       / /                 / /            DIRECTOR NOMINEES:      2. Amendment of        / /         / /         / /
   Directors                                            William G. Bares           1991 Stock
                                                        Peggy Gordon Elliott       Incentive Plan.
                                                        Gordon D. Harnett
                                                        Victoria F. Haynes                             FOR       AGAINST     ABSTAIN
                                                        David H. Hoag           3.  Appointment of     / /         / /         / /
                                                        Thomas C. MacAvoy           Deloitte & Touche
                                                                                    as independent
 For, except vote withheld from the following nominee(s):                           auditors.

 ___________________________________________________________                              If you have a change of address, please
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS.                        indicate new address below and mark box
                                                                                          to left.

                                                                                          ----------------------------------------
                                                                Change
                                                                  of    / /               ----------------------------------------
                                                                Address
                                                                                          ----------------------------------------
                                                                Attend  / /
                                                                Meeting                   ----------------------------------------

                                                                                          NOTE: Please sign exactly as name appears
                                                                                          hereon. Joint owners should each sign.
                                                                                          When signing as attorney, executor,
    SIGNATURE(S) ________________________________________  DATE ________________          administrator, trustee or guardian,
                                                                                          please give full title as such.  In case
    SIGNATURE(S) ________________________________________  DATE ________________          of a corporation, a duly authorized
                                                                                          officer should sign on its behalf.

------------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD

                          CONFIDENTIAL VOTING INSTRUCTIONS

         TO: KEY TRUST COMPANY OF OHIO, N.A. AS TRUSTEE UNDER THE LUBRIZOL CORPORATION EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN (REAP)

              You are instructed to vote the number of shares of The Lubrizol Corporation credited to my account on March 1, 1996 in The Lubrizol Corporation Employees' Profit Sharing and Savings Plan
         (REAP) at the 1996 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on April 22, 1996, and at any adjournments thereof, as indicated on this card.

              I understand that under REAP allocated shares for which the Trustee does not receive directions in the form of a signed voting instruction card from a participant ("unvoted allocated shares"), will be voted by the Trustee in the same manner as the Trustee votes shares pursuant to the directions received from other participants who vote their allocated shares. (Any participant wishing to vote the unvoted allocated shares differently from the participant's allocated shares may do so by requesting a separate voting instruction card from Key Trust Company of Ohio, N.A. at PO Box 94717, Cleveland, Ohio 44101, (216) 689-7653.)

                                                               -------------
                                                                SEE REVERSE
                                                                   SIDE
                                                               -------------

--------------------------------------------------------------------------------
                                  DETACH CARD

/X/    PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

                     FOR               WITHHELD                                                        FOR       AGAINST     ABSTAIN
1. Election of       / /                 / /            DIRECTOR NOMINEES:      2. Amendment of 1991   / /         / /         / /
   Directors                                            William G. Bares           Stock Incentive
                                                        Peggy Gordon Elliott       Plan.
                                                        Gordon D. Harnett
                                                        Victoria F. Haynes                             FOR       AGAINST     ABSTAIN
                                                        David H. Hoag           3.  Appointment of     / /         / /         / /
                                                        Thomas C. MacAvoy           Deloitte & Touche
                                                                                    as independent
   For, except vote withheld from the following nominee(s):                         auditors.

   ___________________________________________________________                  WHEN PROPERLY EXECUTED, THESE SHARES WILL BE
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS.              VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                UNDERSIGNED PARATICIPANT.  IF NO DIRECTION
                                                                                IS MADE, THESE SHARES SHALL BE VOTED BY PLAN
                                                                                PARTICIPANTS IN THEIR CAPACITY AS "NAMED
                                                                                FIDUCIARIES."



    SIGNATURE(S) ________________________________________  DATE ________________


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                                                            DETACH CARD


To the Participants in The Lubrizol Corporation Employees' Profit Sharing and Savings Plan:

     As a participant in The Lubrizol Corporation Employees' Profit Sharing and Savings Plan, you have a beneficial interest in Lubrizol common shares that are allocated to your account under the Plan and held by the Trustee, Key Trust Company of Ohio, N.A. Under the Plan's Trust Agreement, the Trustee is authorized to vote such shares pursuant to instructions received from the Plan participants. As a participant you have the RIGHT to instruct the Trustee how to vote such shares allocated to your account at the Annual Meeting of Shareholders as well as a proportionate number of unvoted shares by completing the attached form. The number above is the number of Lubrizol common shares available to you if you were to currently receive a distribution from the Plan. If the form is not received by the Trustee by April 17, the Trustee will vote unvoted shares in accordance with the instructions received from other Plan participants who vote their shares. Therefore, it is important that you complete and return your instruction form to register your vote. You should complete, SIGN, date, and mail the above form to KeyCorp Shareholder Services, Inc. in the enclosed prepaid envelope for tabulation.

     Please refer to the Notice and Proxy Statement for the Annual Meeting for information about the matters to be voted upon, and to the current Annual Report for information relevant to the Corporation's financial condition and progress.

     If you have any questions, please communicate with B. C. Megery or G. C. Obenauer of the Employee Benefits Administrative Committee, The Lubrizol Corporation, Wickliffe, Ohio.

                                         Very truly yours,

                                         EMPLOYEE BENEFITS
                                         ADMINISTRATIVE COMMITTEE

                                         R. A. Andreas, Chairman
                                         W. R. Jones
                                         M. M. Maritz
                                         B. C. Megery
                                         M. W. Meister
                                         G. C. Obenauer